Exhibit 99.6

PROXY CARD

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

THUNDER BRIDGE ACQUISITION II, LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary A. Simanson and William A. Houlihan (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) held of record by the undersigned on , 2021 at the Extraordinary General Meeting of Thunder Bridge II (“Shareholders Meeting”) to be held on , 2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said Shareholders Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)

The Domestication Proposal — To approve the following resolution to change the corporate structure and domicile of Thunder Bridge II by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware.

“RESOLVED, as special resolution that Thunder Bridge Acquisition II, Ltd. be de-registered in the Cayman Islands pursuant to Article 47 of the Amended and Restated Articles of Association of Thunder Bridge Acquisition II, Ltd. and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Thunder Bridge Acquisition II, Ltd. in the State of Delaware as a corporation, governed by the certificate of incorporation attached as Annex A to this proxy statement/prospectus, with the laws of the State of Delaware, the name of the corporation be changed to [•].”

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)	The Business Combination Proposal — To approve the following resolution to approve the Master Transactions Agreement dated effective as of December 14, 2020 (as amended or supplemented from time to time, the “MTA”) by and among: (a) Surviving Pubco; (b) Thunder Bridge II; (c) TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”); (d) ADK Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Surviving Pubco (“ADK Merger Sub”); (e) ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Service Provider Merger Sub”); (f) ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub,” and collectively with TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”); (g) Ay Dee Kay LLC, a California limited liability company (“indie”); (h) the corporate entities listed in the MTA (the “ADK Blocker Group”); (i) ADK Service Provider Holdco, LLC, a Delaware limited liability company (“ADK Service Provider Holdco”); and (j) solely in his capacity as the indie securityholder representative hereunder, Donald McClymont (the “indie Securityholder Representative”), and the transactions contemplated by the MTA, including the issuance of the merger consideration thereunder.

“RESOLVED, as an ordinary resolution, that Thunder Bridge II’s entry into the Master Transactions Agreement dated effective as of December 14, 2020 (as amended or supplemented from time to time, the “MTA”) by and among Thunder Bridge II, Surviving Pubco, Merger Subs, indie, the ADK Blocker Group, ADK Service Provider Holdco and, solely in its capacity as the indie Securityholder Representative thereunder, Donald McClymont, the consummation of the transactions contemplated by the MTA, including the issuance of the merger consideration thereunder, and the performance by Thunder Bridge II of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3)

The 2021 Equity Incentive Plan Proposal — To approve the following resolution to approve and adopt the 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”).

“RESOLVED, as an ordinary resolution, that the indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan (a copy of the 2021 Equity Incentive Plan is attached to the proxy statement/prospectus as Annex C) be adopted and approved in all respects.”

☐ FOR ☐ AGAINST ☐ ABSTAIN

(4)	The Director Election Proposal — To approve the following resolution to elect nine directors to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meeting of stockholders, respectively (as indicated below) and until their respective successors are duly elected and qualified.

2022 Meeting [●]

2023 Meeting [●]

2023 Meeting
[●]

“RESOLVED, as an ordinary resolution, that [•] be appointed as directors of the Company to serve until the 2022 annual meeting of stockholders, [•] be appointed as directors of the Company to serve until the 2023 annual meeting of stockholders, and [•] be appointed as directors of the Company to serve until the 2024 annual meeting of stockholders.”

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below_________________________

(5)

The Nasdaq Proposal — To approve the following resolution, which shall approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination, and (ii) for the purposes of complying with Nasdaq Listing Rules 5635(d) the issuance of more than 20% of the issued and outstanding Class A ordinary shares in the PIPE Financing (as defined in the accompanying proxy statement/prospectus), upon the completion of the Business Combination.

“RESOLVED, as an ordinary resolution, that the issuance of an aggregate of 90,000,000 Merger Consideration shares, up to an aggregate of 10,000,000 Earn-Out Shares, and 15,000,000 Class A ordinary shares in the PIPE Financing be approved and adopted in all respects.”

☐ FOR ☐ AGAINST ☐ ABSTAIN

(6)

The Shareholder Adjournment Proposal — To approve the following resolution to adjourn the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Thunder Bridge II that more time is necessary or appropriate to approve one or more proposals at the Shareholders Meeting.

“RESOLVED, as an ordinary resolution, that the adjournment of the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Thunder Bridge II that more time is necessary or appropriate to approve one or more Shareholder Proposals at the Shareholders Meeting be approved and adopted in all respects.”

☐ FOR ☐ AGAINST ☐ ABSTAIN

SHAREHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of Thunder Bridge II owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of Thunder Bridge II’s Public Shares.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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